Exhibit 99.16(14)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Fiscal Year End and Financial Statements” in the Proxy Statement/Prospectus, to “Independent Report of Public Accounting Firm” in the Supplement Dated October 23, 2014, to “Independent Report of Public Accounting Firm” in the Statement of Additional Information dated April 30, 2014, which is incorporated by reference in the Proxy Statement/Prospectus, and to the incorporation by reference of our report dated February 24, 2014 with respect to the financial statements and financial highlights of Driehaus International Discovery Fund and Driehaus International Small Cap Growth Fund included in the Annual Report for the year ended December 31, 2013 in the Statement of Additional Information in the Registration Statement (Form N-14) of Driehaus International Discovery Fund and Driehaus International Small Cap Growth Fund.

/s/ Ernst & Young LLP

Chicago, Illinois

November 12, 2014